UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 10, 2007
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51757 (Commission File Number)	16-1731691 (IRS Employer Identification No.)

1700 Pacific, Suite 2900 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 750-1771
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On December 10, 2007, Regency Energy Partners LP (the “Partnership”) and its wholly-owned subsidiary Regency Gas Services LP, a Delaware limited partnership (“Gas Services”), entered into a definitive Contribution Agreement (the “Contribution Agreement”) with ASC Hugoton LLC, a Delaware limited liability company (“ASC”), FrontStreet EnergyOne LLC, a Delaware limited liability company (“EnergyOne” and, together with ASC, the “Sellers”), and, solely for purposes of assuring to the Partnership and Gas Services the performance by ASC of certain of its obligations under the Contribution Agreement, Aircraft Services Corporation, pursuant to which Gas Services has agreed to acquire all the outstanding equity of FrontStreet Hugoton, LLC, a Delaware limited liability company (“FrontStreet”), from the Sellers (the “Acquisition”). FrontStreet owns a gas gathering system located in Kansas and Oklahoma, which gas gathering system is operated by BP America Production Co., a wholly-owned subsidiary of BP p.l.c.
     The purchase price for the Acquisition will consist of (1) the issuance of approximately 4,650,905 Class E Common Units of the Partnership to ASC and (2) the payment of $11,680,000 in cash to EnergyOne. The purchase price is subject to customary closing date and post-closing adjustments, and the cash portion of the purchase price will be financed out of the $500 million revolving credit facility of Gas Services. Gas Services’ credit facility is described in Note (8) of Notes to Consolidated Financial Statements of the Partnership included in its Annual Report on Form 10-K for the year ended December 31, 2006 and in Note (6) of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which descriptions are incorporated herein by reference. As of December 10, 2007, after giving effect to the pending acquisition of FrontStreet, the Partnership had outstanding $357.5 million in 8 3/8% Senior Notes due 2013 and Gas Services had outstanding $118.7 million in revolving loans.
     The Class E Common Units issuable in the Acquisition will not be entitled to participate in quarterly distributions of operating surplus on the Partnership’s Common Units, but will be convertible into Common Units on a one-for-one basis anytime from and after February 15, 2008. Further, ASC has agreed, with respect to 1,107,940 of the Class E Common Units, not to directly or indirectly transfer any of such units for a period of 90 days after the closing date of the Acquisition and, with respect to the remaining 3,542,965 Class E Common Units, not to directly or indirectly transfer any of such units for a period of 270 days after the closing date of the Acquisition. In the event that the number of Class E Common Units issuable in the Acquisition is adjusted at the closing pursuant to the Contribution Agreement, the number of Class E Common Units subject to the 90-day and 270-day lock-ups described above will be appropriately adjusted as well.
     Because the Acquisition is a transaction between commonly controlled entities, the Partnership will be required to account for the acquisition in a manner similar to the pooling of interest method of accounting. Under this method of accounting, the Acquisition will reflect historical balance sheet data for both the Partnership and FrontStreet instead of reflecting the fair market value of FrontStreet’s assets and liabilities. Further, as a result of this method of accounting, certain transaction costs that would normally be capitalized will be expensed at the time of the Acquisition.
     The parties have made customary representations, warranties, covenants and agreements in the Contribution Agreement. Completion of the Acquisition is subject to various customary closing conditions, including (1) receipt of antitrust clearance and required third party consents and authorization, and (2) absence of any event that has or could reasonably be expected to have a material adverse effect on FrontStreet, either Seller or the Partnership.
     The Contribution Agreement is subject to termination prior to closing: (1) by mutual agreement of the Partnership and the Sellers, (2) by the Partnership or the Sellers, if the Acquisition has not been completed by February 5, 2008, subject to extension by either such party to March 5, 2008, if antitrust clearance has not been obtained by February 5, 2008, (3) by the Sellers or the Partnership, if the Partnership or Gas Services, or the Sellers, respectively, have (subject to the right to cure) breached any representation, warranty or covenant such that a closing condition would not be satisfied, (4) by the Partnership, if any event occurs that has or could reasonably be expected to have a material adverse effect on FrontStreet or either Seller, and (5) by the Sellers, if any event occurs that has or could reasonably be expected to have a material adverse effect on the Partnership or Gas Services.

     GE Energy Financial Services, a unit of General Electric Co., owns indirectly and controls Regency GP LP, the general partner of the Partnership (the “General Partner”). General Electric Co. indirectly through one or more affiliated entities also controls ASC. These affiliations created a conflict of interest in the General Partner. In recognition of that conflict, the board of directors of Regency GP LLC, the general partner of the General Partner (the “Managing General Partner”), submitted the proposed Acquisition for resolution of the conflict to the Conflicts Committee of the board of directors of the Managing General Partner, a committee of independent directors. Acting pursuant to provisions of the partnership agreement of the Partnership, the Conflicts Committee reviewed the transaction and, with the assistance of independent financial and legal advisors, determined that the transaction was fair to the Partnership and recommended approval of the transaction by the full board of directors. In that regard, the Conflicts Committee received an opinion from Merrill Lynch & Co. Inc. that the purchase price to be paid by the Partnership to ASC is fair, from a financial point of view, to the Partnership. After receiving the approval and the recommendation of the Conflicts Committee, the board of directors approved the Acquisition.
     The Contribution Agreement is attached as Exhibit 2.1 to this report and is incorporated by reference herein in its entirety.
Item 3.02 Unregistered Sales of Equity Securities.
     Upon the closing of the Acquisition as described in Item 1.01 of this report, the Partnership will issue approximately 4,650,965 Class E Common Units (such number subject to customary closing date adjustments) as partial consideration for the outstanding equity interest of FrontStreet. FrontStreet owns a gas gathering system located in Kansas and Oklahoma.
     The Class E Common Units will be issued to ASC in a private offering conducted in accordance with the exemptions from the registration requirements of the Securities Act of 1933 (the “Securities Act”) afforded by Section 4(2) of the Securities Act. The Class E Common Units issuable in the Acquisition will not be entitled to participate in distributions on the Partnership’s Common Units, but will be convertible into Common Units on a one-for-one basis anytime from and after February 15, 2008.
Item 8.01 Other Events.
     On December 11, 2007, the Partnership issued a press release announcing the consummation of the Acquisition, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

2.1
Contribution Agreement, dated as of December 10, 2007, by and among Regency Energy Partners LP, Regency Gas Services LP, ASC Hugoton LLC, FrontStreet EnergyOne LLC and, solely for purposes of Section 2.3(g) of the Contribution Agreement, Aircraft Services Corporation.*

99.1	Press Release, dated December 11, 2007.

* A list of the Schedules and Exhibits to the Contribution Agreement is set forth on page iv of the Contribution Agreement, and the registrant will furnish supplementally copies of the Schedules and Exhibits that are omitted from Exhibit 2.1 to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
By:	/s/ William E. Joor III
William E. Joor III
Executive Vice President

Date: December 13, 2007

EXHIBIT INDEX

Exhibit
Number	Description

2.1
Contribution Agreement, dated as of December 10, 2007, by and among Regency Energy Partners LP, Regency Gas Services LP, ASC Hugoton LLC, FrontStreet EnergyOne LLC and, solely for purposes of Section 2.3(g) of the Contribution Agreement, Aircraft Services Corporation.*

99.1	Press Release, dated December 11, 2007.